UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2010

Storm Cat Energy Corporation

 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Executive Officer and Principal Financial Officer

On July 9, 2010, the principal executive officer and principal financial officer of Storm Cat Energy Corporation (the “Company”), Joseph M. Brooker, provided the Company with notice of his resignation as Chief Executive Officer and principal financial officer of the Company.  The effective date of Mr. Brooker’s resignation from these positions is July 31, 2010.

Appointment of Principal Executive Officer and Principal Financial Officer

On July 14, 2010, the board of directors of the Company (the “Board”) appointed Keith Knapstad, who has been serving as the Company’s President and Chief Operating Officer since July 2, 2007, to serve as the Company’s principal executive officer, with his title to remain President and Chief Operating Officer, to be effective as of August 1, 2010.  In addition, on July 14, 2010, the Board appointed Christopher Naro, who has been serving as the Company’s contract chief financial officer since February 2009, to serve as the Company’s principal financial officer, with the title of Vice President, Treasurer, Secretary and Chief Financial Officer, to be effective as of July 14, 2010.

Mr. Knapstad, age 48, has been, and will remain, our President and Chief Operating Officer since July 2, 2007.  Prior to taking the role of President and Chief Operating Officer, Mr. Knapstad was the Company’s Acting President and Chief Executive Officer from March 2007 to July 2007, Executive Vice President and Chief Operating Officer from December 2006 to March 2007 and Vice President, Operations (USA) from April 2005 to December 2006. Prior to joining the Company, Mr. Knapstad was the Manager of Powder River Basin Assets for J. M. Huber Corporation, a privately held corporation with extensive unconventional resource holdings since May 2003. Prior to Huber, Mr. Knapstad worked for Marathon Oil Company from 1990 to 2005 as a senior engineer.

Mr. Naro, age 49, has served as our contract chief financial officer since February 2009.  Prior to joining the Company, from April 2006 to January 2009, Mr. Naro was the Chief Financial Officer of Adam Aircraft Industries/AAI Acquisition, Inc., a privately held advanced composite aircraft design and manufacturing company that has raised over $300 million and has employed up to 800 workers.  Prior to AAI Acquisition, Inc, Mr. Naro served as the Business Unit Chief Financial Officer of StorageTek/Sun MicroSystems from 2002 to 2006 where he was responsible for all of the finance aspects of the $1.6 billion Automated Tape Solutions Business Unit.  Before StorageTek, Mr. Naro served in several senior finance executive positions for various companies.

Mr. Knapstad’s and Mr. Naro’s employment with the Company is, and will continue to be, at-will.

Except for the foregoing, there has been no transaction since December 31, 2008, or proposed transaction, to which the Company was or is to be a party in which Mr. Knapstad or Mr. Naro had a direct or indirect interest required to be disclosed under Item 404 of Regulation S-K.  There are no family relationships between Mr. Knapstad, Mr. Naro and any other officer or director of the Company.

Election of Directors

On July 14, 2010, the Board elected Keith Knapstad and Christopher Naro as members of the Board, to be effective as of July 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: July 15, 2010	By:	/s/ Joseph M. Brooker
	Name:	Joseph M. Brooker
	Title:	Chief Executive Officer